October 15, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	BioPower Operations Corporation
File Reference No. 000-53274

We have read BioPower Operations Corporation’s statements included in Item 4.01 on Form 8-K. We agree with such statements made solely regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Berman & Company, P.A.

Berman & Company, P.A.